PIMCO Variable Insurance Trust

Supplement dated September 15, 2017 to the
Administrative Class Prospectus, Institutional Class
Prospectus and Advisor Class and Class M Prospectus, each dated April 28, 2017, as supplemented from time to time (the Prospectuses), and to the Statement of Additional Information dated April 28, 2017, as supplemented from time to time (the SAI)

Disclosure Related to the PIMCO All Asset Portfolio and
PIMCO All Asset All Authority Portfolio
(the Portfolios)


The Portfolio is a fund of funds, which is a term used to describe mutual funds that pursue their investment objective by investing in other funds. The Portfolio seeks to achieve its investment objective by investing under normal circumstances substantially all of its assets in the least expensive class of shares of any actively managed or smart beta funds (including mutual funds or exchangetraded funds) of PIMCO Funds, PIMCO ETF Trust or PIMCO Equity Series, each an affiliated openend investment company, except other funds of funds (collectively, Underlying PIMCO Funds).



The PIMCO All Asset and PIMCO All Asset All Authority Portfolios invest substantially all of their assets in some or all of the Underlying PIMCO Funds, which, for these two Portfolios, is defined to include the least expensive class of shares of any actively managed or smart beta funds (including mutual funds or exchange traded funds) of PIMCO Funds, PIMCO ETF Trust or PIMCO Equity Series, each an affiliated openend investment company, except other funds of funds.


									   			NonU.S. Dollar
	  	Underlying 							Credit	   	Denominated
Category	PIMCO Fund		Main Investments	Duration	Quality(1)	Instruments(2)

Domestic  	PIMCO RAFI Dynamic
Component securities of	N/A	 	N/A	    	0 Equity
MultiFactor U.S.	the RAFI Dynamic Multi
Related
  	Equity ETF		Factor U.S. Index

International
	PIMCO RAFI Dynamic	Component securities of	N/A

N/A		No LimitationEquity
MultiFactor Emerging	the RAFI Dynamic Multi
Related		Markets Equity ETF	Factor Emerging Markets
					Index



PIMCO RAFI Dynamic	Component securities of	N/A

N/A		No Limitation

  		MultiFactor		the RAFI Dynamic Multi
		International Equity	Factor Developed ExU.S.
		ETF			Index

The PIMCO All Asset and the PIMCO All Asset All Authority
 Portfolios invest substantially all of their assets in certain series of PIMCO Funds, PIMCO Equity Series and PIMCO ETF Trust, each an affiliated investment company also managed by PIMCO. Each of the PIMCO Global Diversified Allocation Portfolio and the PIMCO Global MultiAsset Managed Allocation Portfolio also may invest a portion of its assets in certain series of PIMCO Funds and certain series of PIMCO Equity Series. The series of PIMCO Funds, PIMCO Equity Series and PIMCO ETF Trust in which the PIMCO All Asset, the PIMCO All Asset All Authority, PIMCO Global Diversified Allocation and PIMCO Global MultiAsset Managed Allocation Portfolios may invest, as specified in the Prospectuses, are referred to in this Statement of Additional Information as Underlying PIMCO Funds.